Exhibit 99.1
Press Release
Nastech Pharmaceutical Company Implements Additional Workforce
Reduction as Part of Previously Announced Corporate Restructuring
BOTHELL, Wash., Feb. 12, 2008 — Nastech Pharmaceutical Company Inc. (Nasdaq: NSTK) announced today that its Board of Directors has approved a plan to further reduce operating expenses and align the company’s workforce with its strategic, business and clinical development requirements.
“The workforce reduction of approximately 50 employees will enable us to drive our key clinical development and RNAi programs forward in a more efficient manner for the benefit of our shareholders,” stated Steven C. Quay, M.D., Ph.D., Chairman and CEO of Nastech. “The savings by this action are estimated to be not less than $11 million during the 2008 fiscal year.”
About Nastech
Nastech is a clinical stage biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products based on its proprietary molecular biology-based drug delivery technologies and, through its wholly-owned subsidiary, MDRNA, Inc., based on its proprietary ribonucleic acid interference technology. Nastech and its collaboration partners are developing products for multiple therapeutic areas including osteoporosis, obesity, diabetes, autism, respiratory diseases and inflammatory conditions. Additional information about Nastech is available at http://www.nastech.com.
Nastech Forward-Looking Statements
Statements made in this press release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Nastech or a subsidiary to obtain additional funding; (ii) the ability of Nastech or a subsidiary to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of Nastech, a subsidiary and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of Nastech, a subsidiary and/or a partner to obtain required governmental approvals; and (v) the ability of Nastech, a subsidiary and/or a partner to develop and commercialize products that can compete favorably with those of competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Nastech’s most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. Nastech assumes no obligation to update and supplement forward-looking statements because of subsequent events.
Contacts:
Nastech
Matthew Haines
Senior Director, Investor Relations and Corporate Communications
(212) 209-3874
ir@nastech.com
Russo Partners, LLC
David Schull (Media)
(212) 845-4271